UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Humana Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 12, 2004

Dear Fellow Stockholders:

We would like to invite you to attend the Annual Meeting of Stockholders of Humana Inc. to be held on Thursday, April 22, 2004, at 10:00 a.m., EDT at the Company’s headquarters, 500 West Main Street, 25th Floor Auditorium, Louisville, Kentucky and to be webcast via the Internet at the Investor Relations section of the Company’s web site at www.humana.com. The attached Proxy Statement contains information about our Company and the election of individuals for our Board of Directors. Please give this information your careful attention.

Enclosed are:

•	The notice of meeting
•	The Proxy Statement
•	Annual Report on Form 10-K
•	A proxy card
•	A postage-paid envelope

We hope you can attend the meeting. However, if you are unable to join us, we urge you to exercise your right as a stockholder and vote. The vote of every stockholder is important.

Stockholders that have access to the Internet have the opportunity to receive this Proxy Statement electronically. If you have not already done so for this year, we encourage you to elect this method of receiving the Proxy Statement next year. Not only will you have access to the document as soon as it is available, but you will be helping the Company reduce expenses.

This Proxy Statement is being mailed or transmitted on or about March 12, 2004 to the Company’s stockholders of record.

Sincerely,

David A. Jones Chairman of the Board and Significant Stockholder	Michael B. McCallister Director, President, Chief Executive Officer and Significant Stockholder

Humana Inc.

March 12, 2004

Notice of Annual Meeting of Stockholders

Thursday, April 22, 2004

10:00 a.m., EDT

Humana Building

25th Floor Auditorium

500 West Main Street

Louisville, Kentucky 40202

AGENDA

1.	Elect eight (8) directors; and

2.	Transact any other business properly brought before the meeting.

Stockholders of record at the close of business on March 1, 2004 will be entitled to vote.

Your vote is important so that as many shares as possible will be represented. Please vote by one of the following methods:

•	BY INTERNET

•	BY TELEPHONE

•	BY RETURNING THE ENCLOSED PROXY CARD

(see instructions on proxy card).

By Order of the Board of Directors,

Joan O. Lenahan

Secretary

FREQUENTLY ASKED QUESTIONS

Q:	When will this proxy statement be sent to stockholders?

A:	This proxy statement is being sent on or about March 12, 2004 to stockholders of record. It will also be available on the Company’s web site www.humana.com as of that date.

Q:	When and where is the annual meeting?

A:	The Annual Meeting will be held on Thursday, April 22, 2004 at 10:00 a.m. EDT at 500 W. Main Street, Louisville, Kentucky 40202 at The Humana Building, 25th Floor Auditorium.

Q:	What am I voting on?

A:	You are being asked to elect eight (8) individuals to serve on the Board of Directors of the Company.

The Board of Directors is not aware of any other matters to be presented for action at the Annual Meeting. However, if other matters are presented for a vote, the proxies will be voted for these matters in accordance with the judgment of the persons acting under the proxies.

Q:	How does the Board recommend I vote on the proposal?

A:	The Board recommends that you vote FOR each of the nominees.

All Shares of Company common stock that are represented at the Annual Meeting by properly executed proxies received before or at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated in the proxies. If no instructions are indicated, the executed proxies will be voted FOR approval of the election of the Board of Directors.

Q:	Who is entitled to vote?

A:	Anyone who owns Humana Inc. common stock (“Shares”) as of the close of business on March 1, 2004 (the “Record Date”) is entitled to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Q:	What is a “quorum”?

A:	A “quorum” is a majority of the outstanding Shares. Shares may be voted at the Annual Meeting or represented by a signed proxy card. There must be a quorum for the Annual Meeting to be held.

Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining whether a quorum exists. A broker “non-vote” occurs when a nominee holding Shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

The Company believes that pursuant to current New York Stock Exchange regulations, brokers will have discretionary voting power over director elections, and therefore, there should be no broker non-votes.

Q:	How many Shares are eligible to vote?

A:	As of the Record Date, March 1, 2004, 162,109,152 Shares of Company common stock were outstanding and entitled to vote. Every stockholder is entitled to one vote for each Share held.

Q:	What if my Shares are not registered in my name?

A:	If you own your Shares in “street name,” meaning that your broker is actually the record owner, you should receive proxy materials from your broker. When you own your Shares in street name, you are deemed a beneficial owner or holder for voting purposes.

Q:	How do I vote?

A:	There are four ways that you can vote your Shares. PLEASE CHOOSE ONLY ONE OF THE FOLLOWING:

1.)	By Internet. The web site for voting is at http: //www.ProxyVote.com.

In order to vote on the Internet, you need the control number on your proxy card. Each stockholder has a unique control number so we can ensure all voting instructions are genuine and prevent duplicate voting. The Internet voting system is available 24 hours a day, seven days a week, until 11:59 p.m. on Wednesday, April 21, 2004.

Once you are logged on the Internet voting system, you can record and confirm (or change) your voting instructions. If you use the Internet voting system, you do not need to return your proxy card.

2.)	By telephone. If you are in the United States or Canada, you may use one of two toll-free numbers. Registered Holders should call 1-800-690-6903 and Beneficial Holders should call 1-800-454-8683. The telephone voting system is available 24 hours a day, seven days a week, until 11:59 p.m. on Wednesday, April 21, 2004.

In order to vote by telephone, you need the control number on your proxy card. Each stockholder has a unique control number so we can ensure all voting instructions are genuine and prevent duplicate voting.

Once you are logged on the telephone voting system, a series of prompts will tell you how to record and confirm (or change) your voting instructions. If you use the telephone voting system, you do not need to return your proxy card.

3.)	By mail. Mark your voting instructions, sign and date the proxy card and then return it in the postage-paid envelope provided. If you mail your proxy card, we must receive it before 10:00 a.m. EDT on Thursday, April 22, 2004, the day of the Annual Meeting.

If you are returning your proxy card to ADP, they must receive it before 10:00 a.m. EDT on Wednesday, April 21, 2004, the day before the Annual Meeting.

If we receive your signed proxy card, but you do not give voting instructions, our representatives will vote your shares FOR approval of the election of all members of the Board of Directors. If any other matters arise during the Annual Meeting that require a vote, the representatives will exercise their discretion.

4.)	In person. Attend the Annual Meeting. However, you can vote by methods 1, 2 or 3 above and still attend the Annual Meeting.

Q:	How do I vote the shares held in the Humana Common Stock Fund of the Humana Retirement and Savings Plan (“HRSP”)?

A:	If you have money in the Humana Common Stock Fund of the HRSP, you may vote. Under the HRSP your voting rights are based on your interest — the amount of money you have invested — in the Humana Common Stock Fund.

You may exercise these voting rights in almost the same way that stockholders may vote their Shares, but you have an earlier deadline, and you provide your voting instructions to the HRSP Trustee. The Trustee will aggregate the votes of all participants and provide voting information to the Company. If your voting instructions are received by 11:59 p.m. Eastern Time on Tuesday, April 20, 2004, the trustee will submit a proxy that reflects your instructions. If you do not give voting instructions (or give them late), the trustee will vote your interest in the Humana Common Stock Fund in the same proportion as the Shares actually voted.

You may send your instructions to the plan trustee by using the Internet, telephone or mail methods described above. You cannot vote in person at the Annual Meeting.

Your voting instructions will be kept confidential under the terms of the HRSP.

Q:	How many votes are required to elect each director?

A:	Nominees receiving the greatest number of votes duly cast (called a “plurality”) will be elected.

Abstentions will be counted for purposes of determining whether a quorum is present at the Annual Meeting, but will not be counted for purposes of calculating a plurality. Therefore, abstentions will have no impact as to the election of directors.

Q:	Who will count the votes?

A:	Automatic Data Processing Investor Communication Services (“ADP”) will tabulate the votes cast by proxy. In addition, the Company’s Inspectors of Election will tabulate the votes cast at the Annual Meeting together with the votes cast by proxy.

Q:	How do I revoke my proxy?

A:	You have the right to revoke your proxy at any time before the meeting.

Your method of doing so, will depend upon how you originally voted:

By Internet — simply log in and resubmit your vote — ADP will only count the last instructions;

By Telephone — simply sign in and resubmit your vote — ADP will only count the last instructions;

By Mail — you must give written notice of revocation to the Automatic Data Processing, Investor Communication Services, 51 Mercedes Way, Edgewood, NY 11717 or by fax at (515) 254-7733, submit another properly signed proxy with a more recent date, or vote in person at the meeting. For written and fax notices, you must include the control number that is printed on the upper portion of the proxy card.

Q:	What if I received more than one set of materials?

A:	The Securities and Exchange Commission recently approved a new rule concerning the delivery of annual disclosure documents. The rule allows us to send a single set of our annual report and proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This rule benefits both you and Humana. It reduces the volume of duplicate information received at your household and helps to reduce Humana’s expenses. The rule applies to Humana’s annual reports, proxy statements or information statements. Each stockholder will continue to receive a separate proxy card or voting instruction card.

If your household received a single set of disclosure documents for this year, but you would prefer to receive your own copy; or if you share an address with another Humana stockholder and together both of you would like to receive only a single set of Humana’s annual disclosure documents for future mailings, follow these instructions:

Please contact ADP and inform them of your request by calling them at (888) 603-5847 or writing them at Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Be sure to identify Humana and include your name, address, the name of your brokerage firm (if applicable) and your account number.

Q:	When are the stockholder proposals for the 2005 Annual Meeting due?

A:	Stockholder proposals for inclusion in the proxy materials relating to the annual meeting of stockholders to be held in April 2005 must be submitted to the Corporate Secretary in writing no later than November 12, 2004. Proposals should be submitted to Joan O. Lenahan, Secretary, Humana Inc., 500 W. Main Street, Louisville, KY 40202.

Q:	How much did this proxy solicitation cost?

A:	D. F. King & Co., Inc. was hired to assist in the distribution of proxy materials and solicitation of votes for $10,000 plus expenses.

The Company has also engaged ADP to assist in the distribution of proxy materials and the accumulation of votes through the Internet, telephone and coordination of mail votes for approximately $30,000 plus expenses.

The Company will reimburse stockbrokers, other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to our stockholders.

Q:	How can I obtain additional information about the Company?

A:	Included with this mailing is a copy of our Annual Report on Form 10-K for the year ended December 31, 2003. The Company’s Annual Report on Form 10-K and all other filings with the Securities and Exchange Commission may also be accessed via the Investor Relations section on the Company’s web site at www.humana.com. We encourage you to visit our web site.

Q:	Where can I find voting results for this Annual Meeting?

A:	The voting results will be published in the Company’s Form 10-Q for the period ending June 30, 2004 which will be filed with the Securities and Exchange Commission on or before August 9, 2004. The voting results will also be published on the Company’s web site at www.humana.com within three business days of our Annual Meeting.

CORPORATE GOVERNANCE

Humana Inc. (also referred to as Humana or the Company) is committed to having sound corporate governance principles and operates within a comprehensive plan of corporate governance for the purpose of defining responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. Sound corporate governance is essential to running the Company’s business effectively and to maintaining the Company’s reputation of integrity in the marketplace. The Company’s Corporate Governance Guidelines were adopted by the Board of Directors and are intended to comply with the requirements of Section 303A.09 of the New York Stock Exchange (“NYSE”) Listed Company Manual. The Guidelines are attached to this proxy statement as Appendix A and can also be viewed on our web site at www.humana.com.

Independent Directors

•	The Corporate Governance Guidelines adopted by the Board contain guidelines to assist the Board in its determination of director independence. To qualify as independent under these guidelines, the Board of Directors must affirmatively determine that a director has no material relationship with the Company, other than as a director. Pursuant to the guidelines, the Board of Directors undertook a review of director independence. During this review, the Board of Directors considered relationships and transactions during the prior fiscal year between each director, any member of his or her immediate family, and his or her affiliates, and the Company and its subsidiaries and affiliates. As a result of the review, the Board of Directors affirmatively determined that all of the directors, with the exception of Mr. McCallister, who is the Chief Executive Officer of the Company, are independent.

Committee Composition

•	The Board of Directors has the following committees: Audit, Executive, Investment, Medical Affairs, Nominating & Corporate Governance, and Organization & Compensation. Only directors meeting the Securities and Exchange Commission’s and the NYSE’s director independence standards may serve on the Audit Committee, the Nominating & Corporate Governance Committee and the Organization & Compensation Committee. Additional information regarding the Audit Committee and the Organization & Compensation Committee is included in this Proxy Statement under the caption “Audit Committee Report” and “Organization & Compensation Committee Report”.

•	The number of meetings held in 2003 and membership as of the Record Date were as follows:

Current Committee Membership and Meetings Held During 2003

	Audit	Executive	Investment	Medical Affairs	Nominating & Corporate Governance	Organization & Compensation

Number of Meetings Held in 2003	6	1	2	2	3	4

NAME

David A. Jones		C

David A. Jones, Jr.		M	C	M	(1)

Frank A. D’Amelio	(2)

Michael E. Gellert	C	M	M			M

John R. Hall	M				C	M

Kurt J. Hilzinger			(3)			(3)

Irwin Lerner	(4)			(4)		(4)

Michael B. McCallister		M

W. Ann Reynolds, Ph.D.			M	C	M

C     = Chair

M    = Member

(1)  David Jones, Jr. was a member of the Nominating & Corporate Governance Committee during 2003. Mr. Jones, Jr. is no longer a member of that committee.

(2)  Frank A. D’Amelio was appointed to the Audit Committee in November 2003.

(3)  Kurt J. Hilzinger joined the Investment Committee and the Organization & Compensation Committee in September 2003.

(4)  Irwin Lerner was a member of the Audit and Medical Affairs Committees and was the chair of the Organization & Compensation Committee during 2003. Mr. Lerner will not stand for re-election to the Board of Directors.

Audit Committee

•	Operates pursuant to a charter, which is attached to this proxy statement as Appendix B. The charter can also be viewed on our web site at www.humana.com.
•	Assists the Board of Directors with the oversight of the integrity of the Company’s financial statements and disclosure and internal controls, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence and the performance of the Company’s internal audit function and the independent auditor.
•	Bears responsibility for the appointment, compensation, retention and oversight of the work of the registered public accounting firm engaged to prepare the audit report or perform other audit, review or attest services.
•	Reviews with the independent auditors, the Company’s Internal Audit Department, and financial and accounting personnel, the effectiveness of the accounting and financial controls of the Company and makes recommendations for the improvement of such internal control procedures.
•	Reviews the internal audit function of the Company including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.
•	Reviews the financial statements and other information contained in the annual report and other reports to stockholders with management and the independent auditors to determine that the external auditors are satisfied with the disclosure and content of the financial statements to be presented to the stockholders and reviews any changes in accounting principles.
•	Confers independently with the internal auditors and the independent auditors.

•	Determines the appropriateness of and approves the fees for audit and permissible non-audit services performed by the independent auditors.
•	Annually evaluates the Committee’s performance.
•	The Board of Directors has determined that, with respect to Messrs. D’Amelio, Gellert, and Hall (who together comprise all the members of the Audit Committee), each is independent and each meets the Securities and Exchange Commission criteria for an “audit committee financial expert.”
•	The Report of the Audit Committee is set forth beginning on page 26 of this proxy statement.
•	PricewaterhouseCoopers LLP, the Company’s independent auditor, reports directly to the Audit Committee.
•	The Board adopted the Humana Inc. Pre-Approval of Independent Auditors for Audit and Non-Audit Services Policy. The policy is attached to this proxy statement as Appendix C.
•	No member of the Board’s Audit Committee serves on the audit committees of more than three publicly traded companies.

Organization & Compensation Committee

•	Operates pursuant to a charter, which is attached to this proxy statement as Appendix D. The charter can also be viewed on our web site at www.humana.com.
•	Reviews and approves the Company’s goals and objectives relevant to the Chief Executive Officer’s (“CEO”) compensation, evaluates the CEO’s performance in light of those goals and objectives, and, either as a committee or together with the other independent directors, determines the CEO’s compensation level based on this evaluation.
•	Makes recommendations to the Board with respect to executive officer compensation, incentive-compensation plans and equity-based plans.
•	Makes regular reports to the Board and proposes any necessary action to the Board.
•	Annually evaluates the Committee’s performance.
•	The Report of the Organization & Compensation Committee is set forth beginning on page 29 of this proxy statement.

Executive Committee

•	Exercises all the powers of the Board of Directors except as otherwise provided by Delaware law and the Company’s Bylaws during intervals between meetings of the Board.

Investment Committee

•	Establishes investment objectives and policies for the various investment portfolios of the Company and investment options available under various employee benefit plans.
•	Reviews investment results.

Medical Affairs Committee

•	Reviews medical matters which impact the provision of health care coverage.
•	Oversees the development and evaluates the effectiveness of products and clinical programs.
•	Supports the development of innovative business designs.

Nominating & Corporate Governance Committee

•	Operates pursuant to a charter, which is attached to this proxy statement as Appendix E. The charter can also be viewed on our web site at www.humana.com.
•	Recommends to the full Board criteria for the selection and qualification of the members of the Board.
•	Evaluates and recommends for nomination by the Board candidates to be proposed for election by the stockholders at each annual meeting.
•	Seeks out and assists in the attraction of highly qualified candidates to serve on the Board.
•	Recommends for Board approval candidates to fill vacancies on the Board which occur between annual meetings.
•	Develops and recommends to the Board for approval, and periodically reviews, the Company’s Corporate Governance Guidelines.
•	Studies and reviews with management the overall effectiveness of the organization of the Board and the conduct of its business, and makes appropriate recommendations to the Board.
•	Reviews the overall relationship of the Board and management.

Consideration of Director Nominees

Stockholder Nominees

•	The policy of the Nominating & Corporate Governance Committee is to consider properly submitted stockholder nominations for candidates for membership on the Board as described below under “Identifying and Evaluating Nominees for Directors.” In the course of evaluating nominations for Board membership, the Nominating & Corporate Governance Committee will look for individuals who have displayed high ethical standards, integrity, and sound business judgment, taking into account the current make-up of the Board and the specific needs of the Company and the Board. Stockholder nominations for election to the Board of Directors is an area governed by specific provisions in the Company’s Bylaws, a copy of which is available on the Company’s web site at www.humana.com. The Bylaws require that a stockholder provide written notice of intent to nominate a candidate for director no less than 60 days or more than 90 days prior to the scheduled date of the annual meeting of stockholders. Any stockholder nominations proposed for consideration by the Nominating & Corporate Governance Committee should include the nominee’s name and qualifications for Board membership and should be sent to :

Corporate Secretary

Humana Inc.

500 West Main Street, 27th Floor

Louisville, Kentucky 40202

Director Qualifications

•	The Company’s Corporate Governance Guidelines contain Board membership criteria that apply to Nominating & Corporate Governance Committee recommended nominees for a position on the Company’s Board. The Board will have a majority of directors who meet the criteria for independence established by the New York Stock Exchange and the Securities and Exchange Commission. The Organization & Compensation Committee members must also meet the independence criteria of the Internal Revenue Code. The Nominating & Corporate Governance Committee will review with the Board the requisite skills and characteristics for new Board members. This assessment will include members’ qualification as independent as well as consideration of background, board skill needs, diversity and business experience.

Identifying and Evaluating Nominees for Directors

•	The Board is responsible for selecting its own members, and delegates the screening process for new directors to the Nominating & Corporate Governance Committee, with counsel from the Chairman of the Board, the Chief Executive Officer and outside consultants as appropriate. The Committee utilizes a number of methods for identifying and evaluating nominees for Board membership. The Committee regularly assesses the appropriate size of the Board, and whether any vacancies are anticipated due to retirement or otherwise. In the event of a vacancy, the Committee considers various potential candidates for director, which may come to the attention of the Committee through current Board members, professional search firms, stockholders or other persons. In connection with the selection and nomination process, the Nominating & Corporate Governance Committee shall review the desired experience, mix of skills and other qualities to assure appropriate Board composition, taking into account the current Board members and the specific needs of the Company and the Board. The Board will look for individuals who have displayed high ethical standards, integrity, and sound business judgment. This process is designed to ensure that the Board includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to the business of the Company.

•	The Company has in the past engaged a third party search firm to assist the Board of Directors and the Nominating & Corporate Governance Committee in identifying and recruiting candidates for Board membership.

Director Attendance

•	The Board has developed a number of specific expectations of directors to define their responsibilities and to promote the efficient conduct of the Board’s business. With respect to the level of commitment expected of directors and related attendance protocols, as part of the Corporate Governance Guidelines the Board formally adopted a policy that all directors should make every effort to attend meetings of the Board and the Committees of which they are members, and the Company’s Annual Meeting of Stockholders. Attendance by telephone or video conference may be used to facilitate a Director’s attendance.

•	During 2003, the Board of Directors met seven times. All directors attended at least 75% of the scheduled Board of Directors’ meetings and meetings held by Committees of which they were members. All director nominees who were directors in May 2003 attended the Annual Meeting of Stockholders held May 15, 2003.

Executive Sessions of Non-Management Directors

•	The Company’s non-management directors will hold regularly scheduled, formal “executive” meetings, separate from management. Additional executive sessions of the Board are held as necessary or appropriate or upon the request of the Nominating & Corporate Governance Committee or any two other non-management directors. To the extent the group of non-management directors includes directors who are not independent within the meaning of the Company’s director independence guidelines, then only independent directors shall meet in executive session at least once annually. Executive sessions shall be led by the Presiding Director, who shall be an independent Director. The Presiding Director at such meetings shall be either the Chairman of the Board if he or she so qualifies or the various qualifying committee chairs on a rotating basis. If the designated Director is unavailable to serve as the Presiding Director, the remaining qualifying Directors may designate one of themselves to serve as Presiding Director for that meeting.

Code of Ethics and Code of Business Conduct

•	The Company has adopted a Code of Ethics for the Chief Executive Officer and Senior Financial Officers, violations of which should be reported to the Audit Committee. The code is attached as Exhibit 14 to the Company’s Annual Report on Form 10-K and may also be viewed on our web site at www.humana.com. Any amendment to or waiver of the application of the Code of Ethics for the Chief Executive Officer and Senior Financial Officers will be promptly disclosed on the Company’s web site at www.humana.com. The Company will provide the Humana Inc. Code of Ethics for the Chief Executive Officer and Senior Financial Officers in print without charge to any stockholder who makes written request to: Joan O. Lenahan, Corporate Secretary, Humana Inc., 500 West Main Street, Louisville, Kentucky 40202.

•	Since 1995 the Company has operated under an omnibus Code of Ethics and Business Conduct, known as the Humana Inc. Principles of Business Ethics, which includes provisions ranging from restrictions on gifts to conflicts of interest and applies to employees, officers and directors. The Ethics Office is responsible for the architecture, implementation and enforcement of the Company’s culture of ethics. The Ethics Office has created an Ethics Plan, the goal of which is to create a workplace climate in which ethics is so integral to day-to-day operations that ethical behavior is virtually self-enforcing. All employees are required to annually affirm in writing their acceptance of the code. The Humana Inc. Principles of Business Ethics may be viewed on our web site at www.humana.com. Any waiver of the application of the Humana Inc. Principles of Business Ethics for directors or executive officers must be made by the Board of Directors, and will be promptly disclosed on our web site at www.humana.com. The Company will provide the Humana Inc. Principles of Business Ethics in print without charge to any stockholder who makes written request to: Joan O. Lenahan, Corporate Secretary, Humana Inc., 500 West Main Street, Louisville, Kentucky 40202.

Communication with Directors

•	Stockholders and other interested parties may communicate directly with the Company’s Chairman, Presiding Director or any other individual director by writing to the special email address published on the Company’s web site at www.humana.com. All directors have access to this email address. The Company may use the services of an outside vendor and the staff of its Corporate Secretary to review correspondence received in this manner, to filter advertisements, solicitations, spam and other such items. Concerns related to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s General Counsel and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Organization & Compensation Committee Interlocks and Insider Participation

•	All members of the Organization & Compensation Committee are non-employee directors and no member has any direct or indirect material interest in or a relationship with the Company other than stockholdings as discussed herein and as related to his position as director. During 2003, no member of the Organization & Compensation Committee had a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

ELECTION OF DIRECTORS

The Board of Directors of the Company, in accordance with the provisions of the Company’s Articles of Incorporation and Bylaws, has determined that the number of directors to be elected at the Annual Meeting of the Company shall be eight (8). The directors are elected to hold office until the Annual Meeting of Stockholders in 2005 and until a successor is elected and qualified.

If any nominee becomes unable to serve for any reason (which is not anticipated), the Shares of common stock represented by the enclosed proxy may be voted for the substituted nominee as may be designated by the Board of Directors.

The following table shows certain information concerning the nominees at March 1, 2004.

Name	Age	Position	First Elected Director
David A. Jones	72	Chairman of the Board	08/61
David A. Jones, Jr.	46	Vice Chairman of the Board	05/93
Frank A. D’Amelio	46	Director	09/03
Michael E. Gellert	72	Director	02/68
John R. Hall	71	Director	05/92
Kurt J. Hilzinger	43	Director	07/03
Michael B. McCallister	51	Director, President & Chief Executive Officer	02/00
W. Ann Reynolds, Ph.D.	66	Director	01/91

David A. Jones has been Chairman of the Board of the Company since its inception in August 1961 (including a predecessor company) and served as Chief Executive Officer of the Company from its inception until December 1997, when he retired. Due to the resignation of the Company’s former President and Chief Executive Officer in August 1999, he served as Interim Chief Executive Officer from that time until February 2000, when Mr. McCallister was elected. Mr. Jones will be appointed Chairman of the Board of Hospira, Inc., a company being spun off from Abbott Laboratories. The spin-off is expected to be completed in the first half of 2004.

David A. Jones, Jr. was elected Vice Chairman of the Board of the Company in September 1996. He is Chairman and Managing Director of Chrysalis Ventures, LLC, in Louisville, Kentucky, and is the son of David A. Jones, Chairman of the Board.

Frank A. D’Amelio was elected to the Board in September 2003. He is Executive Vice President and Chief Financial Officer of Lucent Technologies Inc., having held that position since May 2001. Prior to May 2001, Mr. D’Amelio was Group President of Lucent’s Switching Solutions Group from 1998. He also serves on the Board of Trustees of the Lucent Foundation and the Board of Trustees of Lucent Venture Partners. Mr. D’Amelio is Chairman of the Lucent Benefit and Investment Committee and is a member of the JPMorgan/Chase National Advisory Counsel. Mr. D’Amelio was recommended to the Humana Board by a third party search firm.

Michael E. Gellert is a general partner of Windcrest Partners, a private investment partnership in New York, New York, having held that position since April 1967. Mr. Gellert is also a director of Devon Energy Corporation, Seacor Smit Inc., Six Flags Inc., and two fund groups in the Smith Barney Fund Complex.

John R. Hall is the retired Chairman of the Board and Chief Executive Officer of Ashland Inc., positions he held from 1981 until his retirement in 1997. He is also a member of the American Petroleum Institute Executive Committee, a member of the Transylvania University

Board of Trustees and past President of Vanderbilt University Board of Trustees and remains a trustee. Mr. Hall retired as a director of Arch Coal, Inc. in April 1999. He was named non-executive chairman of Bank One Corporation in December 1999, a position he held for three months. He is also a director of Bank One Corporation, GrafTech International, and USEC, Inc.

Kurt J. Hilzinger was elected to the Board in July 2003. He was elected a director of AmerisourceBergen Corporation in March 2004 and has held the position of President and Chief Operating Officer of AmerisourceBergen Corporation since October 2002. Mr. Hilzinger was Executive Vice President and Chief Operating Officer of AmerisourceBergen Corporation from August 2001 to October 2002, President and Chief Operating Officer of AmeriSource Health Corporation from December 2000 to August 2001, Senior Vice President and Chief Operating Officer of AmeriSource Health Corporation from January 1999 to December 2000, and Senior Vice President and Chief Financial Officer of AmeriSource Health Corporation from 1997 to January 1999. Mr. Hilzinger was recommended to the Humana Board by a third party search firm.

Michael B. McCallister was elected President, Chief Executive Officer and a member of the Board of Directors of the Company in February 2000. Prior to that, Mr. McCallister served as Senior Vice President — Health System Management from January 1998 to February 2000 and as Division I President from July 1996 to January 1998. Mr. McCallister joined the Company in June 1974.

W. Ann Reynolds, Ph.D. is currently a member of the Board of the Champaign-Urbana News Gazette in Illinois and a member of the Boards of the Lincoln Center Institute and the Drew Foundation in New York. Dr. Reynolds was the Director of the Center for Community Outreach and Development and Professor of Biology at The University of Alabama at Birmingham through December 2003. Prior to that, she was President of the University of Alabama at Birmingham (1997 — 2002), former Chancellor of the City University of New York, in New York, New York (1990 — 1997) and Chancellor of the California State University system (1982 — 1990). She is currently a director of Abbott Laboratories, Maytag Corporation, and Owens Corning.

The information given in this Proxy Statement concerning the nominees is based upon statements made or confirmed to the Company by or on behalf of the nominees.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR ALL NOMINEES.

DIRECTOR COMPENSATION

In July 2003, the Board approved an increase in certain fees paid to directors for services rendered as a committee member or chair. The following table shows compensation for directors who are not employees:

Compensation

Annual Board Retainer (Except for Chairman)
— Cash	$20,000
— Humana Stock	$25,000
(Fair Market Value on First Business day of January) (1)

Annual Stock Option Grant (2)	5,000 stock options

Annual Fee for Chairperson
— Audit and Organization & Compensation Committees	$5,000
— All Other Committees	$4,000

Annual Fee—Executive Committee Members	$7,000

Board Attendance Fee (per meeting)	$2,500

Committee Attendance Fee (per meeting)	$1,500

(1)	Each director except Mr. Jones received 2,453 Shares in 2003. Mr. Jones does not participate due to his retainer provisions as Chairman described below. Effective January 2004, the value of the annual Humana stock grant increased to $30,000.
(2)	The director options were granted on January 2, 2003 with an exercise price of $10.19, the fair market value on that date. Effective January 2004, the 5,000 annual stock option grant was changed to a stock award of 2,500 Humana Shares and a grant of an option to purchase 2,500 Shares.

In addition, the Company paid certain local taxes that averaged approximately $1,142 per outside director, excluding Mr. Jones’ amount which is described below.

In 2003, as the Company’s Chairman of the Board of Directors, Mr. Jones received a $225,000 annual cash retainer in lieu of attendance fees and the annual board retainer fee outlined above. Mr. Jones receives the annual stock option grant described above and receives fees as an Executive Committee member. In addition to Board of Directors’ responsibilities, Mr. Jones’ compensation reflects his continuing consultation on major initiatives of the Company and on corporate strategy and policy, and his external activities, including preserving and enhancing the image of the Company within the health benefits industry. Mr. Jones was provided office space, with an annual value of approximately $49,700 as well as administrative and secretarial support, at a cost for 2003 of approximately $203,000. In addition, during 2003, the Company provided Mr. Jones with the use of a Company airplane, life and accidental death insurance, parking, occupational tax, and membership to the Company’s fitness club at a cost of $112,086. Pursuant to his retirement in December 1997, Mr. Jones has elected to receive a joint and survivor annuity payment with a minimum of twenty years of payments under the Officers’

Target Retirement Plan (“OTRP”). Under the OTRP, Mr. Jones received approximately $56,800 per month in 2003. The Company will continue to provide the benefits and arrangements described above to Mr. Jones for at least as long as he serves as Chairman of the Board. In December 1999, the Board believed it was in the best interest to set out the terms and conditions as described above in a written agreement. This agreement formalizes the terms of Mr. Jones’ compensation as described herein until he no longer serves as Chairman of the Board or until December 31, 2004, whichever is longer.

In connection with his position as Vice Chairman of the Board, David A. Jones, Jr. was reimbursed $30,000 for office expenses incurred in 2003.

The following table shows benefits for directors who are not employees:

Benefits

Charitable Contributions	Company matches up to $20,000

Group Life and Accidental Death Insurance	$150,000

Business Travel Accident Insurance	$250,000

Directors may elect to participate in the medical and dental benefit programs offered to all employees of the Company at a comparable rate as paid by employees. One director nominee has elected this option.

The Company also maintains the 1989 Stock Option Plan for Non-Employee Directors (which has expired), the 1996 Stock Option Incentive Plan and the 2003 Stock Incentive Plan pursuant to which options to purchase 15,000 Shares of the common stock are granted at 100% of fair market value to each non-employee Director upon his or her initial election to the Board of Directors. In addition, options to purchase 2,500 Shares of the common stock are granted, and 2,500 Shares of common stock are awarded, on the first business day of each January at 100% of fair market value to each Non-employee Director.

Under the Humana Inc. Deferred Compensation Plan for Non-Employee Directors, non-employee directors may make an irrevocable election each year to defer compensation paid to them by the Company in the form of cash or stock for services rendered as a Board member. The director may elect to have cash fees credited to a guaranteed interest account at a rate equal to the average ten-year U.S. Treasury Note rate for the previous calendar quarter and the stock fees to a stock equivalent account. Payments under the Plan generally commence on the date of termination of the director’s service as a member of the Board or a date specified by the director. The Company pays all costs and expenses incurred in the administration of the Plan.

Non-employee directors elected subsequent to 1998 do not receive any retirement benefits. Certain of the current directors have retirement benefits that are grandfathered under the Company’s Retirement Policy (the “Policy”). The Policy provides that a director who is not an employee must retire at the annual meeting following his or her seventy-third birthday. The retiring director is entitled to elect to receive either: (1) an annual retirement benefit for the life of the director in the amount of $38,000, the annual retainer fee in effect for 1997; or (2) in lieu thereof, an actuarially equivalent joint and survivor annuity payment. In addition, each retiring director also receives an annual matching charitable contribution benefit of 50% of the annual retirement benefit. Benefits are prorated for any retiring director who has not served at least ten years on the Board of Directors. For fiscal year 2003, the Company paid benefits under the Policy to three former directors and has a separate letter agreement that was executed with one other former director before the adoption of the Policy. The benefits under the letter agreement are comparable to those under the Policy.

STOCK OWNERSHIP INFORMATION

SECTION 16(a)

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (“Exchange Act”) requires the Company’s directors and executive officers, and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission (“Commission”) and the New York Stock Exchange, reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. As of August 29, 2002 these reports generally are due within two business days of the transaction. Executive officers, directors, and greater than ten percent stockholders are required to furnish the Company with copies of all the forms they file.

During the year ended December 31, 2003, based upon the Company’s knowledge of stock transfers, review of copies of these reports and written representations by the persons furnished to the Company, all executive officers, directors, and greater than ten percent beneficial owners of the Company’s common stock complied with Section 16(a) filing requirements applicable to the Company, except for the following:

Two thousand (2,000) shares held in a family trust account, for which Michael A. Gellert was the trustee, were sold on November 3, 2003. Due to an administrative oversight, the Form 4 reporting this sale was not filed with the Commission until December 10, 2003.

The Company has a program to oversee the compliance of its executive officers and directors in their reporting obligations. The Company files its reports of ownership with the Commission electronically as required via the EDGAR system.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS OF COMPANY COMMON STOCK

Principal Stockholders of the Company

The Company knows of no person or company who may be deemed to own beneficially more than 5% of the outstanding common stock except for:

Barclays Global Investors, NA (and Related Companies filing as a Group)
45 Fremont St., 17th Floor
San Francisco, CA 94105	16,357,788 shares	10.1%	(1)

Wellington Management Company, LLP
75 State Street
Boston, MA 02109	16,039,932 shares	9.9%	(2)

FMR Corp. (and Related Companies/Parties filing as a Group)
82 Devonshire Street
Boston, MA 02109	11,378,444 shares	7.1%	(3)

Vanguard Specialized Funds-
Vanguard Health Care Fund
P.O. Box 2600 — V26
Valley Forge, PA 19482	9,995,000 shares	6.2%	(4)

(1)	Based upon a Form 13G filed with the Commission for the year ended December 31, 2003, Barclays Global Investors, NA (and Related Companies filing as a Group) has sole power to vote, direct to vote, dispose or direct the disposition of 14,545,402 shares. See Form 13G for additional information on the Group.

(2)	Based upon a Form 13G/A filed with the Commission for the year ended December 31, 2003, Wellington Management Company, LLP has shared power to vote 4,445,600 shares and has shared dispositive power over 16,039,932 shares. Certain of the Shares reported by Wellington Management Company, LLP are held on behalf of Vanguard Health Care Fund.

(3)	Based upon a Form 13G filed with the Commission for the year ended December 31, 2003, FMR Corp. (and Related Companies/Parties filing as a Group) has sole power to vote 6,043,314 shares, and sole power to dispose or direct the disposition of 11,378,444 shares. See Form 13G for additional information on the Group.

(4)	Based upon a Form 13G/A filed with the Commission for the year ended December 31, 2003, Vanguard Specialized Funds-Vanguard Health Care Fund has sole power to vote and shared dispositive power over 9,995,000 shares.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table shows stock ownership by each of the Company’s nominees for directors, each Named Executive Officer, and by the directors and executive officers as a group as of March 1, 2004, unless otherwise indicated.

	Company Common Stock Beneficially Owned as of March 1, 2004 (1) (2)	Percent of Class (3)
David A. Jones	7,157,652	4.4
David A. Jones, Jr.	498,278
Frank A. D’Amelio	3,802
Michael E. Gellert	163,837
John R. Hall(4)	67,423
Kurt J. Hilzinger	3,802
Michael B. McCallister	1,319,693
W. Ann Reynolds, Ph.D.	65,324
James E. Murray	540,057
Jonathan T. Lord, M.D.	142,342
Bruce J. Goodman	236,567
James H. Bloem	125,100
All directors and executive officers as a group (19 in number, including those named above (“Group”) )	11,569,034	7.1

(1)	Beneficial ownership of Shares of Company common stock, for purposes of this Proxy Statement, includes Shares of Company common stock as to which a person has or shares voting and/or investment power. Therefore, any restricted stock for which a person has voting power and all share equivalents in the Humana Retirement and Savings Plan (the “HRSP”) are included. See the Summary Compensation Table in this Proxy Statement for additional information. These footnotes describe whenever an individual shares voting and/or investment power over the Shares of Company common stock beneficially owned by them.

The number of Shares of Company common stock listed includes:

(a)	Certain Shares of Company common stock equivalents held for the benefit of the individuals in the HRSP as of February 29, 2004, over which the employee participant has voting power and investment power. They are as follows:

Michael B. McCallister	38,629
James E. Murray	17,908
Jonathan T. Lord, M.D.	1,109
Bruce J. Goodman	6,671
James H. Bloem	1,139
Group (including those named herein)	111,017

(b)	Shares of Company common stock which may be acquired by these individuals through the exercise of options, which are exercisable currently or within 60 days after March 1, 2004 under the Company’s 1989 Stock Option Plan for Employees, the 1989 Stock Option Plan for Non-Employee Directors, and the 1996 Stock Incentive Plan for Employees (collectively the “Stock Option Plans”). They are as follows:

David A. Jones	15,000
David A. Jones, Jr.	250,000
Frank A. D’Amelio	—
Michael E. Gellert	45,000
John R. Hall	45,000
Kurt J. Hilzinger	—
Michael B. McCallister	977,861
W. Ann Reynolds, Ph.D.	45,000
James E. Murray	288,806
Jonathan T. Lord, M.D.	103,667
Bruce J. Goodman	121,667
James H. Bloem	50,000
Group (including those named herein)	2,772,380

(2)	Excludes Shares of Company common stock held by directors’ spouses and/or family trusts for which they disclaim beneficial ownership:

David A. Jones	32,519
David A. Jones, Jr.	72

(3)	Unless indicated, less than 1% of the class.

(4)	John R. Hall elected to defer all Shares awarded in 2004 until his retirement from the Company. Accordingly, he deferred 3,802 Shares on January 2, 2004 which are not included in the total reported.

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION OF THE COMPANY

The following Summary Compensation Table shows the compensation earned for the time period served as an executive officer during the past three years by: (1) the President and Chief Executive Officer; and (2) each of the four other highest compensated executive officers of the Company serving at December 31, 2003 (collectively, the “Named Executive Officers”).

Summary Compensation Table

		Annual Compensation			Long Term Compensation
Name and Principal Position	Year	Salary $	Bonus $	Other Annual Compensation(1) $	Restricted Stock Awards (2) (3) (4) #	Value of Restricted Stock at Date Of Grant(2) $	Number of Securities Underlying Options #	All Other Compensation(1) $

Michael B. McCallister President & Chief Executive Officer	2003 2002 2001	713,923 700,000 655,890	1,070,885 612,500 819,863	64,287 59,852 44,176	— — —	— — —	200,000 50,000 —	3,915,282 276,620 102,677

James E. Murray Chief Operating Officer—Market & Business Segment Operations	2003 2002 2001	476,630 470,000 470,000	571,956 359,023 470,000	22,757 32,248 29,265	— — — —	— — — —	50,000 20,000 —	2,601,658 312,480 87,934

Jonathan T. Lord, M.D. Sr. Vice President & Chief Innovation Officer	2003 2002 2001	431,630 425,000 425,000	440,263 279,951 361,250	33,564 35,839 20,011	— — —	— — —	50,000 30,000 —	1,694,382 42,376 —

Bruce J. Goodman Sr. Vice President & Chief Service & Information Officer	2003 2002 2001	406,630 378,301 325,890	365,967 216,732 244,418	15,860 12,853 16,603	— — — —	— — — —	50,000 60,000 —	2,518,465 132,866 27,668

James H. Bloem Sr. Vice President, Chief Financial Officer & Treasurer	2003 2002 2001	401,575 385,000 332,370	361,418 220,570 249,277	12,182 13,619 51,369	— — 75,000	— — 852,500	70,000 30,000 75,000	61,732 19,307 —

(1)	The amounts listed under Other Annual Compensation include Company provided transportation, executive insurance, relocation expenses, and miscellaneous items, which are listed in the table below. The amounts listed under All Other Compensation include the value of the 2000 Restricted Stock Award which vested August 7, 2003 and the 1998 Restricted Stock Award which vested February 14, 2002, and also represents amounts contributed or accrued to the HRSP and contributions and earnings related to the Humana Supplemental Executive Retirement & Savings Plan (collectively “Long Term Benefit Plans”). The breakdown is listed in the table below.

		Other Annual Compensation			All Other Compensation Long Term Benefit Plans
	Year	Transportation $	Exec. Ins. $	Relocation/Misc. $	Value of Restricted Stock at Vesting Date $ (3)(4)	Contributions $	Earnings/(Losses) $
Michael B. McCallister	2003 2002 2001	63,090 58,047 40,279	1,197 1,176 2,198	– 629 1,699	3,636,000 157,240	143,472 164,944 112,802	135,810 (45,564 (10,125	) )

James E. Murray	2003 2002 2001	20,227 30,829 25,987	799 790 1,579	1,731 629 1,699	2,424,000 196,550 –	89,544 101,159 75,489	88,114 14,771 12,445

Jonathan T. Lord, M.D.	2003 2002 2001	32,840 35,125 17,612	724 714 1,428	– – 971	1,616,000 – –	75,456 41,947 –	2,926 429 –

Bruce J. Goodman	2003 2002 2001	14,058 12,219 15,514	682 634 1,089	1,120 – –	2,424,000 65,517 –	66,193 66,106 26,992	28,272 1,243 676

James H. Bloem	2003 2002 2001	10,500 11,359 9,289	671 647 1,116	1,011 1,613 40,964	– – –	61,113 19,307 –	619 – –

(2)	The Value of the Restricted Stock at Date of Grant is calculated based on the average of the high and low trading prices of the Company common stock (“fair market value”) on the date of grant, less amounts paid by the recipient. The aggregate number of shares and the value at December 31, 2003 of unvested restricted shares held by the Named Executive Officers are as follows:

James H. Bloem	75,000 Shares	$1,729,125

This amount is based on the fair market value of the Company common stock of $23.055 as of December 31, 2003. The 2001 restricted stock awards for Mr. Bloem contain a non-compete provision and will vest three years from the corresponding dates of grant if he remains employed by the Company until then. On February 1, 2004, 50,000 shares vested.

The Company does not pay any dividends, but holders of restricted stock would be entitled to dividends, if paid.

(3)	The 2000 restricted stock awards vested in August 2003 as follows:

Michael B. McCallister	225,000 shares
James E. Murray	150,000 shares
Jonathan T. Lord, M.D.	100,000 shares
Bruce J. Goodman	150,000 shares

(4)	The 1998 restricted stock awards vested in February 2002 as follows:

Michael B. McCallister	12,000 shares
James E. Murray	15,000 shares
Bruce J. Goodman	5,000 shares

2003 STOCK OPTION GRANTS

The following table provides information on stock options granted to the Named Executive Officers during the year ended December 31, 2003.

	Number of Securities Underlying Options Granted (1) #	% of Total Options Granted To Employees In 2003%	Exercise Price Per Share (2) $	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term (3)
					5%	10%
					$	$
Michael B. McCallister	200,000	8.1	9.26	03/13/13	1,164,713	2,951,611

James E. Murray	50,000	2.0	9.26	03/13/13	291,178	737,903

Jonathan T. Lord, M.D.	50,000	2.0	9.26	03/13/13	291,178	737,903

Bruce J. Goodman	50,000	2.0	9.26	03/13/13	291,178	737,903

James H. Bloem	70,000	2.8	9.26	03/13/13	407,650	1,033,064

(1)	All options become exercisable in equal annual one-third installments from date of grant. In the event of a Change in Control of the Company, all outstanding stock options become fully vested and immediately exercisable in their entirety. In addition, during the 60-day period following the Change in Control, any stock option (or portion thereof) may generally be surrendered for cancellation for a payment of the difference between the fair market value and option price as more fully described in the Stock Option Plan.

(2)	The exercise price per share for the options is equal to the fair market value of the common stock on the date of grant. The exercise price may be paid in cash or, at the discretion of the Organization & Compensation Committee, in Shares of Company common stock valued at the fair market value on the date of exercise, or any combination thereof.

(3)	The dollar amounts in this table represent the potential realizable value of the stock options granted, assuming that the market price of the Shares of Company common stock appreciate in value from the date of grant to the end of the option term at annualized rates of 5% and 10%. Therefore, these amounts are not the actual value of the options granted and are not intended to forecast possible future appreciation, if any, of Company common stock prices. No assurances can be given that the stock price will appreciate at these rates or experience any appreciation at all. The fair market value of the Company’s common stock was $23.055 on December 31, 2003.

2003 OPTION EXERCISES AND YEAR-END VALUES

The following table provides information on the value of stock options exercised during the year ended December 31, 2003 and the year-end values of unexercised options for the Named Executive Officers.

	Shares Acquired On Exercise #	Value Realized $	Number of Securities Underlying Unexercised Options at Year End		Value of Unexercised “In-the-Money” Options at Year End (1)
			Exercisable #	Unexercisable #	Exercisable $	Unexercisable $
Michael B. McCallister	125,000	344,063	894,527	233,333	11,759,911	3,094,330
James E. Murray	125,000	351,562	265,472	63,333	2,700,880	823,880
Jonathan T. Lord, M.D.	43,000	520,515	77,000	70,000	1,201,410	890,950
Bruce J. Goodman	0	0	82,500	102,500	971,155	1,244,625
James H. Bloem	60,001	679,928	0	114,999	0	1,459,047

(1)	The Value of Unexercised “In-the-Money” Options is based on the difference between the December 31, 2003 fair market value of the Company’s common stock of $23.055 as reported on the New York Stock Exchange Composite Tape, and the exercise price of the options. If the December 31, 2003 price of $23.055 is less than the per share exercise price, no amounts are shown.

OFFICERS’ TARGET RETIREMENT PLAN

The Company has in effect the Officers’ Target Retirement Plan (“OTRP”), which is a non-qualified, unfunded plan providing supplemental retirement benefits to each elected Company officer, including the Named Executive Officers, and other designated key employees.

The following table illustrates the estimated maximum annual benefit which would be payable at age 65 to a participant, at various average compensation levels for specified years of credited service, under the OTRP:

Estimated OTRP Maximum Annual Benefit at Age 65

For Years of Credited Service Shown (1)(2)

Average Compensation	10 years	15 Years	20 Years	25 Years	30 Years
$ 100,000	$16,700	$25,050	$33,400	$41,750	$50,000
200,000	33,400	50,100	66,800	83,500	100,000
300,000	50,100	75,150	100,200	125,250	150,000
400,000	66,800	100,200	133,600	167,000	200,000
500,000	83,500	125,250	167,000	208,750	250,000
600,000	100,200	150,300	200,400	250,500	300,000
700,000	116,900	175,350	233,800	292,250	350,000
1,000,000	167,000	250,500	334,000	417,500	500,000
1,500,000	250,500	375,750	501,000	626,250	750,000
2,000,000	334,000	501,000	668,000	835,000	1,000,000

(1)	These estimates are based on the assumption that (a) the OTRP will be continued under its present terms; (b) the participant will continue with the Company until, and retire at, age 65; and (c) the participant elects to receive an annual distribution instead of a lump sum payment.

(2)	The amounts shown are the total targeted retirement benefit and are reduced by benefits received under the Retirement Account in the HRSP, the Humana Supplemental Executive Retirement & Savings Plan and Social Security benefits.

The maximum years of service credited under the OTRP are 30 years, unless otherwise changed by the Board of Directors. As of January 1, 2004, the years of service for each of the Named Executive Officers are as follows: Michael B. McCallister — 30; James E. Murray — 14; Jonathan T. Lord, M.D. — 4; Bruce J. Goodman — 5; and James H. Bloem — 3.

HUMANA SUPPLEMENTAL EXECUTIVE RETIREMENT & SAVINGS PLAN

The Company has a qualified pension plan and a non-qualified excess Benefit Plan (“SERP”). Benefits that would be payable under the qualified pension plan, but for limits imposed by the Internal Revenue Code, are paid under the SERP.

AGREEMENTS WITH DIRECTORS AND OFFICERS

In September 2000, the Company entered into an agreement with Mr. McCallister (“McCallister Agreement”) pursuant to which he: 1) serves as President and Chief Executive Officer of the Company at an annual base salary in an amount not less than $650,000; 2) participates in an incentive plan providing for a target incentive compensation amount of not less than 125% of his base salary; and 3) is eligible for participation in all benefit plans and programs made available by the Company for its executive employees.

In the event of termination of employment without Good Cause (as defined in the McCallister Agreement), or with Good Cause under certain circumstances as set out in the McCallister Agreement, or pursuant to disability or death, the Company will pay to him or his estate an amount equal to any unpaid current annual base salary accrued through the date of termination and a prorated bonus calculated on the basis of 100% of base salary, plus a severance amount equal to his annual base salary plus bonus calculated at 100% of his base salary. He is also entitled to continue his coverage under the Company’s life, health and disability plans for a 12-month period upon the same terms and costs for other employees of the Company. Additionally, all of his stock options shall become fully vested and shall be exercisable for a two-year period following his termination.

In the event of termination of employment with Good Cause, Mr. McCallister would receive an amount equal to his then current base salary earned but not yet paid and shall have a period of 90 days to exercise any vested options. Mr. McCallister would forfeit any unvested options or restricted shares.

In the event of termination of employment because Mr. McCallister gives notice of termination of the McCallister Agreement, or because Mr. McCallister voluntarily terminates his employment during the Employment Period, then the Company shall pay to him an amount equal to his then current base salary. Any bonus payable shall be prorated. He shall have two years to exercise any vested options. He is also entitled to continue his coverage for a 12-month period under the Company’s life, health and disability plans upon the same terms and costs for other similarly situated employees of the Company.

In the event of termination of employment following a Change in Control, as defined in the McCallister Agreement, then Mr. McCallister shall receive: 1) his full base salary earned but not yet paid through the termination date at the greater of the rate in effect at the time of the Change in Control or the Termination Date (Higher Annual Base Salary), plus a prorated bonus calculated at 125% of his Higher Annual Base Salary; 2) an amount equal to two and one-half times the sum of the Higher Annual Base Salary plus the maximum target incentive compensation which could have been earned; 3) continued coverage for a two-year period, at the Company’s expense, under all life, health, dental, accidental death and dismemberment and disability insurance; and 4) a gross up amount for any payments that constitute an excess parachute payment.

The McCallister Agreement also contains provisions not to compete or solicit for a 12-month period following termination. The McCallister Agreement generally may be terminated by either party giving written notice at least sixty (60) days prior to December 31 of each year.

In December 1999, the Company entered into an agreement with Mr. Jones (“Jones Agreement”) formalizing the payments he receives as Chairman of the Board. See “Director Compensation” for a description of the terms of the Jones Agreement.

All officers elected by the Board of Directors, including the Named Executive Officers, generally receive health benefits upon termination for themselves and their eligible dependents at a predetermined rate until the earlier of attainment of age 65 or obtaining other coverage.

The Company has entered into agreements with all other officers, including Mr. Murray, Dr. Lord, Mr. Goodman, Mr. Bloem and key management employees, which for a two-year period following a Change in Control provide certain benefits upon termination. Such termination shall be involuntary or shall be due to a resignation as a result of a change in responsibilities or compensation. Under these agreements, these individuals would be entitled to receive severance pay which generally is determined by multiplying the sum of each individual’s annual base salary, and the maximum incentive compensation payable to him or her, by a multiple ranging from one to one and one-half.

In addition, in the event of a Change in Control of the Company, benefits are payable under the Company’s Stock Option and Restricted Stock Plans, and health, life and disability insurance coverage is available.

CERTAIN TRANSACTIONS WITH MANAGEMENT AND OTHERS

In 1994, the Company entered into an agreement with JAPC, Inc. (“JAPC”), which is owned by David A. Jones. Under the terms of the Agreement as amended in February 2003, the Company provides hangar space, pilot services and maintenance for an airplane owned by JAPC, and the Company may also use the JAPC pilots to fly Company aircraft. The rate paid for the hangar space is at least as favorable to the Company as market rates for comparable space. The Company is fully reimbursed for the cost of airplane maintenance. Either party upon 30 days’ written notice generally may terminate the agreement. For the year ended December 31, 2003, the Company was reimbursed approximately $103,981 by JAPC.

Effective January 1998, the Company entered into an Aircraft Interchange Agreement with JAPC. Under the terms of the Agreement as amended in February 2003, the Company leases its aircraft to JAPC and JAPC leases its aircraft to the Company. The lessee exchanges with the lessor time on the lessee’s aircraft based on a ratio reflecting the difference in operating costs among the various aircraft. The Company and JAPC each bill the other for any flights that occurred in the preceding month. Any difference in number of hours is carried over to succeeding months and is offset against flight hours on aircraft of the other party. Either party upon 60 days’ written notice may terminate the agreement. For the year ended December 31, 2003 the Company owed JAPC approximately 22.5 hours which will be offset against 2004 usage.

In 1995, the Company completed a commitment to invest $1 million in the African-American Venture Capital Fund, LLC, a Kentucky Limited Liability Company (“Fund”). The Company invested an additional $500,000 in the Fund from January 1, 2000 through December 31, 2003. These investments make the Company a greater than 10% stockholder of the Fund. David A. Jones has a similar investment in the Fund and is also a greater than 10% stockholder of the Fund. David A. Jones, Jr. is a director of the Fund. The Fund was established to provide capital and management resources to enhance the growth and development of businesses owned by African-Americans living in the metropolitan Louisville, Kentucky area.

During 2003, the Company invested $150,000 in Greater Louisville Communications, Inc., a Kentucky corporation formed, at least in part, by an equity capital investment made by the African-American Venture Capital Fund. David A. Jones made a similar investment in Greater Louisville Communications, Inc. during 2003, making each of the Company and Mr. Jones a greater than 10% stockholder of the entity. Greater Louisville Communications, Inc. was formed for the purpose of being the sole owner of WYCS-TV, an independently owned commercial broadcast television station. The station operates within the Louisville metropolitan area and has a commercial and community orientation.

During 2003, a subsidiary of the Company (“Subsidiary”) renewed a one year contract with Main Street Realty, Inc. (“Main Street”) of which Mr. Jones is Chairman, Director and sole owner, to provide health insurance benefits to employees of Main Street. The terms of the contract, including the premiums charged and benefits provided, are comparable to those extended to other non-affiliated customers of Subsidiary in the area. During 2003, Subsidiary received payments from Main Street of approximately $63,000.

AUDIT COMMITTEE REPORT

The Audit Committee of the Company currently is comprised of four directors. All members are independent and financially literate as defined in the New York Stock Exchange listing standards. The Board of Directors has determined that Messrs. D’Amelio, Gellert and Hall meet the definition of “financial expert.” The Board of Directors has adopted a written charter for the Committee that is included as Appendix B to this Proxy Statement.

The Audit Committee reviews Humana’s financial reporting processes on behalf of the Board of Directors. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the Annual Report on Form 10-K for the year ended December 31, 2003 with Humana’s management and its independent auditors, PricewaterhouseCoopers LLP (“PwC”). Management is responsible for the financial statements and the reporting process, including the system of internal controls. PwC is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America. Management has represented to PwC and the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Audit Committee has discussed with PwC, the auditors’ independence from Humana and its management including the matters in the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

During 2003, the Audit Committee met with the Director of Internal Audit, members of management, and the Company’s independent auditors, PwC, regarding current and planned audit activities. The Audit Committee Chairman, in consultation with Internal Audit, the independent auditors, and management reviewed quarterly financial statements and earnings releases of the Company. The Audit Committee met and reviewed the annual financial statements of the Company as well as met separately with the independent auditors during the year. Audit Committee members individually reviewed monthly operating and financial information of the Company as well as internal audits of controls over operations, financial processes, and compliance with laws and regulations.

During 2003, the Audit Committee reviewed and evaluated the relevant requirements of the Sarbanes-Oxley Act of 2002, the rules of the U.S. Securities and Exchange Commission (including those recently enacted) and the revised listing standards of the New York Stock Exchange regarding audit committee procedures and responsibilities.

The Audit Committee reviewed and approved the services provided by PwC to Humana consisting of the following:

	For The Years Ended December 31
	2003	2002
Audit Fees	$1,954,250	$1,846,593
Audit Related Fees	376,343	379,342
Tax Services	34,595	40,140
All Other Fees	15,200	177,484

TOTAL	$2,380,388	$2,443,559

“Audit-Related Fees” include activities for employee benefit plan audits and mandated regulatory and compliance reviews. No amounts were paid for Financial Systems Design and Implementation.

“All Other Fees” in 2003 include annual renewal of software licenses for accounting research and workpaper documentation software, as well as a state requirement for an external actuarial certification of reserves established by Company personnel.

The Audit Committee discussed with Humana’s internal auditors and with PwC the overall scope and plans for their respective audits. At each meeting, the Audit Committee is provided the opportunity to meet with the internal auditors and with PwC with and without management present.

The Audit Committee has established policies and procedures for pre-approving all audit, review and attest services that are required under the securities laws and all other permissible tax and non-audit services necessary to assure the auditor’s continued independence. A copy of the Audit Committee’s Pre-Approval Policy is attached to this Proxy Statement as Appendix  C. The Audit Committee annually will pre-approve the permissible non-audit services listed below:

•	Related Assurance and Attestation Services

•	Risk and Control Services

•	Transaction Services

•	Tax Services

The Audit Committee separately will consider any proposed retention of the independent auditors for permissible non-audit services other than those listed above.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Humana Annual Report on Form 10-K for the year ended December 31, 2003.

All members of the Audit Committee of Humana submit the foregoing report:

AUDIT COMMITTEE

Michael E. Gellert, Chairman

Frank A. D’Amelio

John R. Hall

Irwin Lerner

APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors, in accordance with the recommendation of its Audit Committee, has appointed PricewaterhouseCoopers LLP as independent auditors to audit the consolidated financial statements of the Company for the year ending December 31, 2004. The Audit Committee and Board of Directors believe that PwC has invaluable long-term knowledge of Humana. While preserving that knowledge, partners and employees of PwC engaged in audits of Humana are periodically changed, giving Humana access to new expertise, experience and perspectives. Representatives of PwC will be present at the Annual Meeting and will be afforded the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

ORGANIZATION & COMPENSATION COMMITTEE REPORT

Executive Officer Compensation Policy

The Organization & Compensation Committee (the “Committee”) administers the Company’s executive officer compensation program, the key components of which are base salary, incentive compensation and equity compensation (stock option and restricted stock awards). Each member of the Committee is an independent, non-employee director who has never been an employee of the Company.

The Company’s compensation program is intended to create competitive advantage through the stimulation of superior performance of human capital. Performance management at the Company focuses on building competencies required for the business, and on pursuing the highest level of contribution from each Humana associate. In general, the Company’s compensation program is intended to:

•	Provide compensation and benefits policies and practices that motivate and reward associates to achieve goals and objectives that maximize the value of the enterprise;

•	Provide total compensation that is competitive with the market, based on the value of benchmark roles in the market;

•	Align individual compensation with competency and contribution so that performance, tied to measurable objectives and results, will be rewarded appropriately.

The executive officer compensation program rewards executive officers for short and long-term performance. In addition to base salary, executive officers are compensated on a performance-oriented basis through the use of incentive compensation linking both annual and longer-term results. One component, the annual incentive bonus, permits team and individual performance to be recognized on an annual basis and is based, in part, on an evaluation of the contribution made by the officer to Company performance. Equity compensation awards are included in the compensation program to reward executive officers for longer-term strategic actions that increase Company value and thus stockholder value. This use of equity compensation directly relates a significant portion of each executive officer’s long-term remuneration to the Company’s stock price, and thus aligns the executive’s compensation with the interests of the Company’s other stockholders. The granting of stock options, as well as the more limited use of restricted stock, is used to: (1) recognize promotions of executives into positions of significant responsibilities; (2) recognize significant accomplishments of executives, particularly as the accomplishments impact growth, profits and/or competitive positioning; and (3) as an additional incentive to attract and retain high level executive talent. The Committee uses outside consultants to assist it in evaluating the various components of executive officer compensation.

The executive officer compensation program is designed to allow the Company to be competitive in the marketplace in attracting, motivating and retaining key executive officers. The Committee considers the overall compensation package when setting any one component of compensation. The marketplace is defined as both publicly traded companies approximating the Company’s revenue and employee size, and specific companies in the health benefits industry. Although data from specific competitors in the health benefits industry is used in the compensation analysis, the Company uses a health care index in its Stock Performance graph instead of this specific peer group. The Committee believes this definition of the marketplace provides a good benchmark for analyzing the competitiveness of the Company’s executive compensation program.

Base Compensation

Base compensation for executive officers is determined by an assessment of overall Company performance, executive officer performance, changes in executive officer responsibilities and relevant industry survey findings. While many aspects of performance can be measured in financial terms, the Committee also evaluates senior management in areas of performance that are more subjective. These areas include the development and execution of strategic plans, the exercise of leadership in the development of management and other associates, innovation and improvement in the Company’s products and processes, as well as the executive’s involvement in industry groups and in the communities that the Company serves. The Company’s policy is to target executive base salaries at the market median, but ranging from the 25th to the 75th percentile of the marketplace as defined above, depending on level of competency and contribution of each executive. Individual salaries are generally established in alignment with this target to ensure the attraction, development and retention of superior talent, as well as in relation to individual executive performance.

Incentive Compensation

The Company’s incentive compensation plans are designed to reward officers and other designated key associates for the attainment of financial goals and other performance objectives approved annually by the Committee. Incentive compensation objectives are constructed to encourage responsible and profitable growth while taking into account non-routine factors that may be integral to the success of the Company. During 2003, the Company’s executive officers, including the Named Executive Officers, participated in the Humana Inc. 2003 Executive Management Incentive Compensation Plan that was approved by the Company’s stockholders. This Plan provides for the Organization & Compensation Committee to set the annual goal from a list of Performance Targets contained in the Plan. For 2003, the Performance Target was based solely on the attainment of pre-established Company earnings per share objective, with a maximum potential payment ranging from 90% to 150% of annual base earnings. The 2003 Performance Target under the Plan for the Named Executive Officers was exceeded and the Named Executive Officers received payments ranging from 90% to 150% of annual base earnings.

See the “Summary Compensation Table” for the amounts paid to the Named Executive Officers.

Equity Compensation

The Company uses stock options and, in limited instances, restricted stock awards to reward executive officers and other key associates for long-term performance and as a method to attract, motivate, and retain key employees. The use of equity-based compensation provides a vital link between the long-term results achieved for the Company’s stockholders and the rewards provided to executive officers and other associates.

All stock options are granted at the fair market value of the Company’s stock on the date of grant. The Committee, through review of stock programs and competitive practices at comparable companies, determines the aggregate amounts, terms and timing of stock option and restricted stock awards, with from time to time, the assistance of outside consultants. The number of shares covered by each award reflects the executive’s level of responsibility along with past and anticipated future contributions to the Company.

In 2000 in order to retain its key employees during a time of transition for the Company, the Company awarded restricted stock to approximately 500 employees, including all Named

Executive Officers, except for Mr. Bloem who was not employed at that time. Mr. Bloem received restricted stock awards in 2001. The awards granted in 2000 vested in 2003 pursuant to the terms of the agreements. Mr. Bloem’s awards will vest in 2004.

In 2003, the Committee granted options totaling approximately 1.5% of the Company’s outstanding common stock as of year-end to its associates. As reported in “2003 Stock Option Grants” all Named Executive Officers received stock options in 2003.

See “Summary Compensation Table” for additional information on these equity awards.

Chief Executive Officer Compensation

Mr. McCallister’s base salary was increased to Seven Hundred Twenty-One Thousand Dollars ($721,000), effective May 4, 2003. Because the 2003 Performance Target was exceeded, Mr. McCallister received One Million, Seventy Thousand Eight Hundred Eighty Five Dollars ($1,070,885) under the Humana Inc. 2003 Executive Management Incentive Compensation Plan. The Committee believes Mr. McCallister’s base salary and bonus reflect his achievements and the progress in furthering the Company’s operational initiatives. The Company has previously entered into an Employment Agreement with Mr. McCallister that is more fully described in this Proxy Statement under “Executive Compensation of the Company — Agreements with Directors and Officers.”

Executive Compensation Tax Deductibility

The Internal Revenue Code generally provides that compensation paid by publicly-held corporations to the Chief Executive Officer and the four other most highly paid executive officers in excess of one million ($1,000,000) per year per executive will be deductible by the Company only if paid pursuant to qualifying performance-based compensation plans approved by stockholders of the Company. The Committee believes it has taken the necessary steps to qualify the Company’s performance-based compensation plans for tax deductibility. Compensation as defined by the Code includes, among other things, base salary, incentive compensation, and gains on stock options and restricted stock. It is the Committee’s policy to maximize the effectiveness of the Company’s executive compensation plans. In that regard, the Committee intends to maintain flexibility to take actions which it deems to be in the best interest of the Company and its stockholders. Such actions may not always qualify for tax deductibility under the Code. The Committee believes that all executive compensation paid for 2003 will be deductible for federal income tax purposes except for approximately $8.2 million of the restricted stock grants from 2000 which vested in 2003.

All members of the Organization & Compensation Committee of the Company whose members are as follows submit the foregoing report:

ORGANIZATION & COMPENSATION COMMITTEE

Irwin Lerner, Chairman

Michael E. Gellert

John R. Hall

Kurt J. Hilzinger

The foregoing reports of the Audit Committee and the Organization & Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Exchange Act, and shall not otherwise be deemed filed under such Acts except to the extent that the Company specifically incorporates this information by reference.

STOCK PERFORMANCE GRAPH

The following graph compares the performance of the Company’s common stock to the Standard & Poor’s Composite 500 Stock Index (“S&P 500”) and the Morgan Stanley Health Care Payer Index (“Peer Group”) for the five years ended December 31, 2003. The graph assumes an investment of $100 in each of the Company’s common stock, the S&P 500, and the Peer Group on December 31, 1998.

	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
Humana Inc.	$100	$46	$86	$66	$56	$128
S&P 500	$100	$120	$107	$93	$72	$90
Peer Group	$100	$89	$193	$176	$202	$340

EQUITY COMPENSATION PLAN INFORMATION

The Company maintains plans under which options to purchase our common stock and under which awards of restricted stock are made to officers, directors, key employees and consultants. Options are granted at the average market price on the date of grant. Exercise provisions vary, but most options vest in whole or in part from one to five years from date of grant and expire ten years after date of grant.

Information concerning stock option awards, and number of securities remaining available for future issuance under our equity compensation plans in effect as of December 31, 2003 follows:

Column	(a)	(b)	(c)

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))

Equity compensation plans approved by security holders	8,838,540	$14.43	8,016,595	(1)

Equity compensation plans not approved by security holders(2)	855,437	$10.41	—

Total	9,693,977	$13.22	8,016,595

(1)	Of the number listed above, 4,561,095 can be issued as Restricted Stock. As of March 1, 2004, 2,540,114 stock options and awards were granted. After cancellations, 5,541,480 shares remain available at March 1, 2004.

(2)	The material features of the plan are described below:

Non-Qualified Stock Option Plan for Employees

On September 9, 1999, the Board of Directors adopted the Humana Inc. Stock Option Plan for Employees (the “1999 Plan”). The Board of Directors determined that no further awards would be made under the 1999 Plan as of December 31, 2002.

The 1999 Plan authorized the grant of non-qualified stock options to eligible employees of the Company or its Subsidiaries. Executive Officers and Directors are not eligible to participate in the 1999 Plan.

The 1999 Plan was intended to provide incentives and rewards for employees (i) to support the implementation of the Company’s business and human resource strategies and the achievement of its goals, and (ii) to align the interests of employees with those of the Company’s stockholders.

The 1999 Plan is administered by the Organization & Compensation Committee of the Company’s Board of Directors (“Committee”).

The maximum number of Shares of common stock that could be awarded under the 1999 Plan was 1,700,000. The maximum number of shares that could be awarded to any individual was 15% of the shares of common stock authorized under the 1999 Plan.

Only non-qualified stock options could be granted under the 1999 Plan.

Generally, in the event of a Change in Control of the Company, as defined in the 1999 Plan, all outstanding stock options become fully vested and immediately exercisable in their entirety.

For federal income tax purposes, no income is recognized by a participant upon the grant of a non-qualified stock option under the 1999 Plan. Upon the exercise of an option, however, compensation taxable as ordinary income is realized by the participant in an amount equal to the excess of the fair market value of a share of the common stock on the date of such exercise over the exercise price. The taxable income resulting from the exercise of an option granted to an employee constitutes wages subject to the withholding of income taxes. Accordingly, the Company is required to make whatever arrangements are necessary to collect the amount of tax required to be withheld. The employee’s income as reported on the Form W-2 will include the stock option exercise.

The above description does not include the shares of Restricted Stock awarded in 2000 and thereafter. For information concerning these awards, see the “Summary Compensation Table” contained in this Proxy Statement and “Footnote 10 — Employee Benefit Plans — Stock Based Compensation” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

ADDITIONAL INFORMATION

Our Annual Report on Form 10-K for the year ended December 31, 2003, excluding certain of its exhibits, is included with the mailing of this Proxy Statement. The Company will provide a copy without charge to anyone who makes a written request to Humana Inc., Investor Relations Department, 500 West Main Street, Louisville, KY 40202. The Company’s Annual Report on Form 10-K and all other filings with the Securities and Exchange Commission may also be accessed via the Investor Relations page on the Company’s web site at www.humana.com.

By Order of the Board of Directors,

Joan O. Lenahan, Secretary

APPENDIX A

HUMANA INC.

CORPORATE GOVERNANCE GUIDELINES

1.	Role of the Board of Directors	2
2.	Expectations for Directors	2
	a) Commitment and Attendance	2
	b) Participation in Meetings	2
	c) Other Directorships and Significant Activities	2
3.	Qualification of Board Members	3
4.	Selection of New Directors	3
5.	Independence	3
6.	Size of the Board	3
7.	Committees of the Board	3
8.	Chairman	4
9.	Presiding Director and Executive Sessions	4
10.	Orientation and Continuing Education	4
11.	Compensation	4
12.	Agenda and Meetings; Board Information	4
13.	Access to Executive Officers and Independent Advisors	4
14.	Ethics, Conflicts of Interest	5
	a) Codes of Ethics	5
	b) Reporting Violations	5
	c) Waivers	5
15.	Communications with Directors	5
16.	Chief Executive Officer Evaluation	5
17.	Management Succession	5
18.	Board Evaluation	5

HUMANA INC.

CORPORATE GOVERNANCE GUIDELINES

1.    Role of the Board of Directors.    Humana’s primary objective is to optimize stockholder value over the long term. The business of the Company is managed under the direction of the Board of Directors, which is elected by the stockholders. The basic responsibility of the Board is to exercise its business judgment to act in what each Director reasonably believes to be in the best interests of Humana and its stockholders. The Board selects the senior management team, which is responsible for the day-to-day conduct of the Company’s business.

The Board of Directors has six scheduled meetings a year at which it reviews and discusses reports by management on the performance of the Company, its plans and prospects, as well as immediate issues facing the Company. Special meetings are held as appropriate. In addition to its general oversight of management, the Board also performs a number of specific functions, including:

•	selecting, evaluating and compensating the Chief Executive Officer of the Company (the “CEO”) and overseeing CEO succession planning;

•	providing counsel and oversight on the selection, evaluation, development and compensation of senior management;

•	reviewing, approving and monitoring fundamental financial and business strategies and major corporate actions;

•	assessing major risks facing the Company and reviewing options for their mitigation; and

•	ensuring processes are in place for maintaining the integrity of the Company, the integrity of the financial statements, the integrity of compliance with law and ethics, the integrity of relationships with customers and suppliers, and the integrity of relationships with other stakeholders.

2.    Expectations for Directors.    The Board has developed a number of specific expectations of Directors to define their responsibilities and to promote the efficient conduct of the Board’s business. It is understood that the non-management Directors are not full-time employees of the Company.

(a)    Commitment and Attendance.    All Directors should make every effort to attend meetings of the Board and the Committees of which they are members and the Company’s annual meeting of stockholders. Attendance by telephone or video conference may be used to facilitate a Director’s attendance.

(b)    Participation in Meetings.    Each Director should be sufficiently familiar with the business of the Company, including its financial statements and capital structure, and the risks and the competition it faces, to ensure active and effective participation in the deliberations of the Board and of each Committee on which he or she serves. Upon request, management shall make appropriate personnel available to answer any questions a Director may have about any aspect of the Company’s business. Directors should also review the materials provided by management and advisors in advance of the meetings of the Board and its Committees and should arrive prepared to discuss the issues presented.

(c)    Other Directorships and Significant Activities.    The Company values the experience Directors bring from other boards on which they serve and other activities in which they participate, but recognizes that those boards and activities may also present demands on a Director’s time and availability and may present conflicts or legal issues, including independence issues. Directors should advise the chairperson of the Nominating &

Corporate Governance Committee and the Chairman of the Board before accepting membership on other boards of directors or any audit committee or other significant committee assignment on any other board of directors, or establishing other significant relationships with businesses, institutions, governmental units or regulatory entities, particularly those that may result in significant time commitments or a change in the Director’s relationship to the Company.

3.    Qualification of Board Members.    The Board will have a majority of Directors who meet the criteria for independence established by the New York Stock Exchange and, for the Audit and Organization & Compensation Committees, the criteria established by the Securities and Exchange Commission. The Organization & Compensation Committee members must also meet the independence criteria of the Internal Revenue Code. The Nominating & Corporate Governance Committee will review with the Board the requisite skills and characteristics for new Board members. This assessment will include members’ qualification as independent as well as consideration of background, board skill needs, diversity and business experience.

4.    Selection of New Directors.    The Board shall be responsible for selecting its own members. The Board delegates the screening process for new Directors to the Nominating & Corporate Governance Committee, with counsel from the Chairman of the Board, the Chief Executive Officer and outside consultants as appropriate. The Nominating & Corporate Governance Committee does not solicit Director nominations, but will consider stockholder recommendations sent to the Secretary of the Company at 500 West Main Street, 27th Floor, Louisville, KY 40202. Stockholder nominations for election to the Board of Directors is an area governed by specific provisions in the Company’s Bylaws, a copy of which is available on the Company’s web site at www.humana.com.

In connection with the selection and nomination process, the Nominating & Corporate Governance Committee shall review the desired experience, mix of skills and other qualities to assure appropriate Board composition, taking into account the current Board members and the specific needs of the Company and the Board. The Board will generally look for individuals who have displayed high ethical standards, integrity, and sound business judgment. This process is designed to ensure that the Board includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to the business of the Company.

5.    Independence.    The Board must determine the independence of its members. To be independent, a Director must meet the independence standards set out by the Securities and Exchange Commission, the New York Stock Exchange, and any other applicable regulatory body. Additionally, the Board must affirmatively determine that a Director has no material relationship with the Company, i.e., a relationship which could interfere with the Director’s exercise of independent judgment. The Board’s determination of each Director’s independence will be disclosed annually in the Company’s proxy statement.

6.    Size of the Board.    The Company’s Bylaws state that the Board shall consist of between three and fifteen members. The Board will assess its size from time to time.

7.    Committees of the Board.    The Board will at all times have an Audit Committee, an Organization & Compensation Committee, and a Nominating & Corporate Governance Committee. All members of these committees will be independent Directors under the criteria established by the New York Stock Exchange and the Securities and Exchange Commission.

The Board may from time to time establish additional committees as necessary or appropriate. Committee members will be appointed by the Board. Consideration should be given to rotating committee members periodically, but rotation should not be mandated as a policy. Each committee will have its own charter. The charters will set forth the purposes of the committees as well as qualifications for committee membership.

8.    Chairman.    The Chairman of the Board will be selected by the Board. The Board may select the Chief Executive Officer as Chairman if that is in the best interests of the Company at any given time.

9.    Presiding Director and Executive Sessions.    Non-management members of the Board shall regularly meet in executive session (without members of management being present). Additional executive sessions of non-management members of the Board shall be held as necessary or appropriate or upon the request of any two non-management Directors. To the extent the group of non-management Directors includes Directors who are not independent, then at least once annually, only independent Directors shall meet in executive session. Executive sessions shall be led by the Presiding Director, who shall be an independent Director. The Presiding Director at such meetings shall be either the Chairman of the Board if he or she so qualifies or the various qualifying committee chairs on a rotating basis. If the designated Director is unavailable to serve as the Presiding Director, the remaining qualifying Directors may designate one of themselves to serve as Presiding Director for that meeting.

10.    Orientation and Continuing Education.    The Company will conduct an orientation program for new Directors. The orientation will include presentations by senior management with respect to the Company’s principal officers, strategic plans, financial reporting, ethics policies and codes of conduct, and its auditing processes. Board members may periodically attend seminars at the Company’s expense. Directors shall also receive materials and briefing sessions as appropriate in order to continue to assist them in understanding and discharging their duties.

11.    Compensation.    The Organization & Compensation Committee will periodically review the compensation of Directors and will make recommendations to the Board. In discharging this duty, the Organization & Compensation Committee shall be guided by three goals: compensation should fairly pay Directors for work required in a company of Humana’s size and scope; compensation should align Directors’ interests with the long-term interests of stockholders; and the structure of the compensation should be simple, transparent and easy for stockholders to understand. It is the desire of the Board to attract and retain qualified members that satisfy the requirements set forth in these Corporate Governance Guidelines. The Organization & Compensation Committee may use outside consultants in the course of its periodic review of Director compensation.

12.    Agenda and Meetings; Board Information.    The Chairman, in conjunction with the Chief Executive Officer, shall establish the agenda for each Board meeting. Each Board member may suggest the inclusion of items on the agenda. Each Board member may raise at any Board meeting subjects that are not on the agenda for that meeting.

13.    Access to Executive Officers and Independent Advisors.    Directors shall have full access to the Executive Officers of the Company to discuss any aspect of the Company’s business. Directors shall also have complete access to other employees of the Company. The Board welcomes regular attendance at each Board meeting of Executive Officers and other members of senior management of the Company. In performing its functions the Board shall be entitled to rely on the advice, reports and opinions of management, counsel, accountants, auditors and other expert advisors. Except as otherwise provided in a charter of a Committee, the Board shall have the authority to select, retain, terminate and approve the fees and other retention terms of its outside advisors.

14. Ethics, Conflicts of Interest

(a)    Codes of Ethics.    Humana has a comprehensive Code of Business Conduct and Ethics called The Humana Principles of Business Ethics approved by the Board (the “Code of Conduct”). Directors, as well as Officers and employees, are expected to act ethically at all times and to annually acknowledge their adherence to the policies comprising the Code of Conduct. The Company has also adopted a Code of Ethics for the Chief Executive Officer and Senior Financial Officers (the “Code of Ethics”).

(b)    Reporting Violations.    In accordance with the terms of the Code of Conduct and the Code of Ethics, anyone who has a concern about suspected violations of the Code of Conduct, or about the Company’s accounting, internal accounting controls or auditing matters, may communicate that concern directly to the Presiding Director, to the non-management Directors, or to the Audit Committee. Such communications may be confidential or anonymous, and may be emailed, submitted in writing, or reported by phone to a special address or a toll-free phone number that is published on the Company’s web site. Concerns relating to accounting, internal controls, auditing or Officer conduct may be sent to the Chair of the Audit Committee and will be simultaneously reviewed and addressed by the Company. Humana forbids retaliation against an employee who reports a violation or suspected violation of either Code based on a reasonable belief.

(c)    Waivers.    A “waiver” is the approval of a material departure of a provision of either the Code of Ethics or the Code of Conduct. Any waiver or exception request to the Code of Conduct by an Executive Officer or Director shall be submitted to the Audit Committee in writing. The Audit Committee shall consider this request and make a recommendation to the full Board for decision. The Board shall resolve any waiver or conflict of interest question involving the Directors or Executive Officers. The Board can secure any legal or other independent consultation they deem necessary to complete such consideration and decision.

15.    Communications with Directors.    Interested parties may communicate with the Company’s Chairman, Presiding Director or any other individual Director by writing to the special email address published on the Company’s web site at www.humana.com. The Company may use the services of an outside vendor or the office of its General Counsel or Corporate Secretary to review correspondence received in this manner, to filter advertisements, solicitations, spam and other such items.

16.    Chief Executive Officer Evaluation.    The performance of the Chief Executive Officer will be reviewed by the Board at least annually. Such review will be coordinated with recommendations from the Organization & Compensation Committee with respect to long and short-term compensation goals and performance of the Chief Executive Officer.

17.    Management Succession.    The Board shall develop and adopt a plan of succession for the Chairman and the Chief Executive Officer, in the event of either of their deaths, disability, removal or resignation. This plan will be reviewed by the Board periodically.

18.    Board Evaluation.    The Chairman in consultation with the Nominating & Corporate Governance Committee shall coordinate an annual self-evaluation by the Directors of the Board’s performance. The Nominating & Corporate Governance Committee will receive comments from all Directors, which will be discussed with the full Board on an annual basis. Each Committee will also conduct an annual evaluation of its member’s performance on the Committee and make appropriate recommendations to the Board.

APPENDIX B

CHARTER

AUDIT COMMITTEE OF THE

BOARD OF DIRECTORS OF HUMANA INC.

Purpose:    The Audit Committee shall represent and assist the Board of Directors with the oversight of: (a) the integrity of the Company’s financial statements and internal controls, (b) the Company’s compliance with legal and regulatory requirements, (c) the independent auditor’s qualifications and independence and (d) the performance of the Company’s internal audit function and the independent auditor. The Audit Committee shall also prepare the report that the Securities and Exchange Commission rules require be included in the Company’s annual Proxy Statement. Except as otherwise required by applicable laws, regulations or listing standards, all major decisions are considered by the Board of Directors as a whole.

Composition:    The Audit Committee shall consist of three or more directors all of whom in the judgment of the Board of Directors shall be independent in accordance with New York Stock Exchange listing standards. Each member shall in the judgment of the Board of Directors have the ability to read and understand the Company’s basic financial statements or shall at the time of appointment undertake training for that purpose. At least one member of the Audit Committee shall in the judgment of the Board of Directors be an audit committee financial expert in accordance with the rules and regulations of the Securities and Exchange Commission and at least one member (who may also serve as the audit committee financial expert) shall in the judgment of the Board of Directors have accounting or related financial management expertise in accordance with New York Stock Exchange listing standards.

Responsibilities: The	Audit Committee shall:

1.	Have direct responsibility for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.

2.	Instruct the independent auditors that they are ultimately accountable to the Audit Committee and that the Audit Committee is responsible for the selection, oversight, evaluation and termination of the independent auditors.

3.	Pre-approve all permitted non-audit services to be performed by the independent auditor and establish policies and procedures for the engagement of the independent auditor to provide permitted non-audit services.

4.	Receive and review: (a) a report by the independent auditor describing the independent auditor’s internal quality-control procedures and any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (b) other required reports from the independent auditor.

5.	At least annually, consider the independence of the independent auditor, including whether the provision by the independent auditor of permitted non-audit services is compatible with independence, and obtain and review a report from the independent auditor describing all relationships between the auditor and the Company.

6.	Review with the independent auditor: (a) the scope and results of the audit; (b) any problems or difficulties that the auditor encountered in the course of the audit work, and management’s response; and (c) any questions, comments or suggestions the auditor may have relating to the internal controls, and accounting practices and procedures, of the Company or its subsidiaries.

7.	Evaluate the independent auditor’s qualifications, performance and independence and present its conclusions to the full Board of Directors.

8.	Review, at least annually, the scope and results of the internal audit program, including then current and future programs of the Company’s Internal Audit Department, procedures for implementing accepted recommendations made by the independent auditor, and any significant matters contained in reports from the Internal Audit Department.

9.	Meet separately, periodically, with the independent auditor, the Company’s Internal Audit Department, and management to review and discuss: (a) the adequacy and effectiveness of the systems of internal controls (including any significant deficiencies and significant changes in internal controls reported to the Audit Committee by the independent auditor or management), accounting practices, and disclosure controls and procedures (and management reports thereon), of the Company and its subsidiaries; and (b) current accounting trends and developments, and take such action with respect thereto as may be deemed appropriate.

10.	Review with management and the independent auditor the annual and quarterly financial statements of the Company, including: (a) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; (b) any material changes in accounting principles or practices used in preparing the financial statements prior to the filing of a report on Form 10-K or 10-Q with the Securities and Exchange Commission; and (c) the items required by Statement of Auditing Standards No. 61 as in effect at that time in the case of the annual statements and Statement of Auditing Standards No. 71 as in effect at that time in the case of the quarterly statements.

11.	Recommend to the Board of Directors, based on the review described immediately above, whether the financial statements should be included in the annual report on Form 10-K.

12.	Discuss the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. The Audit Committee’s responsibilities to discuss these matters may be done so generally (i.e., discussion of the types of information to be disclosed and the type of presentation to be made). The Audit Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

13.	Discuss Company policies with respect to risk assessment and risk management, and review contingent liabilities and risks that may be material to the Company and major legislative and regulatory developments which could materially impact the Company’s contingent liabilities and risks.

14.	Review: (a) the status of compliance with laws, regulations, and internal procedures; and (b) the scope and status of systems designed to promote Company compliance with laws, regulations and internal procedures, through receiving reports from management, legal counsel and third parties as determined by the Audit Committee.

15.	Establish procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

16.	Establish policies for the hiring of employees and former employees of the independent auditor.

17.	Conduct an annual performance evaluation of the Audit Committee and annually evaluate the adequacy of its charter.

18.	Maintain free and open means of communication between the Directors, the independent auditors, the internal auditors, and the financial management of the Company.

Manner of Acting:    The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. A majority of the members of the Audit Committee present (in person or by telephone) at any duly authorized meeting of the Audit Committee shall constitute a quorum, and approval by a majority of the quorum is necessary for Audit Committee action. Minutes shall be recorded of each meeting held. When appropriate, action may be taken by written consent in lieu of a meeting of the Committee.

Delegation:    The Audit Committee may delegate any of its responsibilities and duties to one or more members of the Audit Committee, except to the extent that such delegation would be inconsistent with the requirements of the rules and regulations of the Securities and Exchange Commission or the listing rules of the New York Stock Exchange.

Outside Advisors:    In carrying out its duties and responsibilities, to the extent it deems necessary or appropriate, the Audit Committee may conduct or authorize investigations into any matter within the scope of its authority and may retain legal counsel, accountants and other advisors to assist it in the conduct of its responsibilities. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to any advisors employed by the Audit Committee and for ordinary expenses of the Audit Committee.

Reports:    The chairman of the Audit Committee (or in his or her absence such other Committee members as the Committee may select) shall report on behalf of the Committee to the full Board at each regularly scheduled meeting with respect to any action taken by the Committee if any meetings of the Committee have been held (or action otherwise taken) since the date of the previous Board meeting. The minutes of meetings held or other record of action taken may be submitted to the Board of Directors for review in lieu of any such report.

APPENDIX C

HUMANA INC.

PRE-APPROVAL of INDEPENDENT AUDITORS

FOR AUDIT and NON-AUDIT SERVICES POLICY

As Adopted March 13, 2003

As Amended September 11, 2003

Introduction

The Audit Committee is required to pre-approve the audit and non-audit services performed by its independent auditor in order to assure that the provision of such services does not impair the auditor’s independence. The annual audit services engagement terms and fees will be subject to the specific pre-approval of the Audit Committee. Unless a type of service to be provided by the independent auditor has received this annual pre-approval, it will require separate pre-approval by the Audit Committee. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

It is the long-standing policy of Humana Inc. (“the Company”) and each of its subsidiaries to use the most effective (cost, results, and time) supplier of services on each project or task that requires external assistance. Using the most effective supplier of services on such projects and tasks is deemed to be in the best interests of the Company. The Company’s independent auditor offers some of these services.

Accordingly, from time to time it can be in the best interests of the Company to engage its independent auditor to perform the following services as long as the auditor’s independence is maintained during and after the engagement in accordance with the Sarbanes-Oxley Act, Securities and Exchange Commission (“SEC”) regulations, and its interpretations governing auditor independence.

It is the intent of the Company that this Policy be in compliance with all rules and regulations regarding the independence of our outside auditors. If any provision of this Policy is or becomes or is deemed invalid or illegal, or would disqualify the Policy under any law deemed applicable by the Company, such provision shall be construed or deemed amended to conform to applicable laws. If it cannot be construed or deemed amended without, in the determination of the Company, materially altering the intent of the Policy, it shall be stricken and the remainder of the Policy shall remain in full force and effect.

Permissible Services of the Company’s Independent Auditor Subject to Separate Pre-Approval

The Audit Committee will consider any proposed retention of the independent auditors for permissible services. For any such service listed below, the Committee may delegate its pre-approval authority to the Chairman of the Committee.

The Committee shall receive a report of all such separately pre-approved services at its next regular meeting.

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The following services are permissible services for purposes of separate pre-approval:

Audit-Related Services:

Due diligence services pertaining to potential business acquisitions/dispositions

Financial statement audits of employee benefit plans

Agreed-upon or expanded audit procedures related to accounting and/or records required in responding to, or complying with financial, accounting or regulatory reporting matters

Internal control reviews and assistance with internal control reporting requirements

Services related to the independent auditor’s service as independent review organization for the Company’s Corporate Integrity Agreement

Consultations by the Company’s management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard-setting bodies. (Note: Under SEC rules, some consultations may be “audit” services rather than “audit-related” services.)

Attest services not required by statute or regulation

Tax Services:

Services include tax advice and planning related to federal and state taxes. These services involve continuous assessment of the Company’s current U.S. and state tax positions.

Services include the review of various federal and state tax returns.

Services include advice and/or assistance with respect to Internal Revenue Service (“IRS”) and state tax authority audits.

Non-Permissible Services of the Company’s Independent Auditor

The following are non-audit services that may not be performed by the Company’s independent auditors in accordance with SEC regulations and the Sarbanes-Oxley Act, “Services Outside the Scope of Practice of Auditors.” The eight prohibited services are as follows:

(1)	Bookkeeping or other services related to the accounting records or financial statements of the audit client;
(2)	Financial information systems design and implementation;
(3)	Appraisal or valuation services, fairness opinions, or contribution-in-kind reports;
(4)	Actuarial services;
(5)	Internal audit outsourcing services;
(6)	Management functions or human resources;
(7)	Broker or dealer, investment adviser, or investment banking services;
(8)	Legal services and expert services unrelated to the audit; and

Any other services that the Board determines, by regulation.

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APPENDIX D

CHARTER

ORGANIZATION & COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS OF HUMANA INC.

Purpose:    The primary function of the Organization & Compensation Committee is to administer all components of the Company’s executive officer compensation program. Also, the Committee reviews the Company’s management development planning status and policies, including succession planning, monitors compensation actions by management below the executive level and reviews and makes recommendations concerning outside director compensation.

Composition:    The Organization & Compensation Committee will be composed of at least three directors, all of whom satisfy the definition of “independent” under the listing standards of the New York Stock Exchange. All Committee members shall also be “non-employee directors” as defined by Rule 16b-3 under the Securities Exchange Act of 1934 and “outside directors” as defined by Section 162(m) of the Internal Revenue Code. The Committee members will be appointed by the Board and may be removed by the Board in its discretion. The Chairman of the Organization & Compensation Committee shall be elected by the Board out of those members appointed to the Committee. The Chairman shall preside at meetings of the Organization & Compensation Committee.

Responsibilities:    The Organization & Compensation Committee shall:

1.	Review and approve corporate goals and objectives relevant to Chief Executive Officer (“CEO”) compensation, evaluate the CEO’s performance in light of those goals and objectives, and, either as a committee or together with the other independent directors (as directed by the board), determine and approve the CEO’s compensation level based on this evaluation.

2.	Make recommendations to the Board with respect to Section 16 executive officer compensation, incentive-compensation plans and equity-based plans.

3.	Produce a compensation committee report on executive compensation as required by the Securities and Exchange Commission (“SEC”) to be included in the Company’s annual proxy statement or annual report on Form 10-K filed with the SEC.

4.	Make regular reports to the Board and propose any necessary action to the Board.

5.	Conduct an annual performance evaluation of the Committee and annually evaluate the adequacy of its charter.

6.	Administer the Company’s equity compensation programs, including stock option(s) and restricted stock.

7.	Consider from time to time and review and recommend for Board approval additional executive compensation and employee benefit programs, including incentive-based compensation programs, non-cash compensation programs, retirement and savings plans, severance programs, and any material changes to existing programs.

8.	Review and approve changes required by law to be made to existing employee benefit programs and other changes to existing programs.

D-1

Manner of Acting:    A majority of the members of the Committee present (in person or by telephone) at any duly authorized meeting of the Committee shall constitute a quorum, and approval by a majority of the quorum is necessary for Committee action. Minutes shall be recorded of each meeting held. When appropriate, action may be taken by written consent in lieu of a meeting of the Committee.

Delegation:    The Committee may delegate any of its responsibilities and duties to one or more members of the Committee, except to the extent that such delegation would be inconsistent with the requirements of the rules and regulations of the Securities and Exchange Commission or the listing rules of the New York Stock Exchange.

Outside Advisors:    The Committee will have the authority, to the extent it deems necessary or appropriate, to retain a compensation consultant to assist in the evaluation of director, CEO or senior executive compensation. The Committee shall have sole authority to retain and terminate any such consulting firm, including sole authority to approve the firm’s fees and other retention terms. The Committee shall also have authority, to the extent it deems necessary or appropriate, to retain other advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to any advisors employed by the Committee and for ordinary expenses of the Committee.

Reports:    The chairman of the Organization & Compensation Committee (or in his or her absence such other Committee member as the Committee may select) shall report on behalf of the Committee to the full Board at each regularly scheduled meeting with respect to any action taken by the Committee if any meetings of the Committee have been held (or action otherwise taken) since the date of the previous Board meeting. The minutes of meetings held or other record of action taken may be submitted to the Board of Directors for review in lieu of any such report.

D-2

APPENDIX E

CHARTER

NOMINATING & CORPORATE GOVERNANCE COMMITTEE

OF THE BOARD OF DIRECTORS OF HUMANA INC.

Purpose:    The Nominating & Corporate Governance Committee is appointed by the Board of Directors to: (a) identify individuals qualified to become Board members, consistent with criteria approved by the Board, (b) select, or recommend that the Board select, the director nominees for the next annual meeting of stockholders, and (c) develop and recommend to the Board a set of corporate governance principles applicable to the Company.

Composition:    The Committee will be composed entirely of directors who satisfy the definition of “independent” under the listing standards of the New York Stock Exchange. The Committee members will be appointed by the Board and may be removed by the Board in its discretion.

Responsibilities:    The Nominating & Corporate Governance Committee shall:

1.	Make recommendations to the Board regarding the size and composition of the Board.

2.	Develop general criteria for the selection of and qualifications desirable in members of the Board and assist the Board in identifying and attracting candidates qualified to become Board members.

3.	Annually recommend to the Board the nominees for election as directors who meet the requirements established by this Committee and, from time to time, recommend persons to fill vacancies on the Board.

4.	Review and assess the adequacy of the Company’s corporate governance guidelines and recommend amendments to the Board, as appropriate.

5.	Oversee the annual evaluation of the performance of the Board, and members of management of the Company.

6.	Conduct an annual performance evaluation of the Committee and annually evaluate the adequacy of its charter.

7.	Make regular reports to the Board and propose any necessary action to the Board.

Manner of Acting:    A majority of the members of the Committee present (in person or by telephone) at any duly authorized meeting of the Committee shall constitute a quorum, and approval by a majority of the quorum is necessary for Committee action. Minutes shall be recorded of each meeting held. When appropriate, action may be taken by written consent in lieu of a meeting of the Committee.

Delegation:    The Committee may delegate any of its responsibilities and duties to one or more members of the Committee, except to the extent that such delegation would be inconsistent with the requirements of the rules and regulations of the Securities and Exchange Commission or the listing rules of the New York Stock Exchange.

Outside Advisors:    The Committee will have the authority, to the extent it deems necessary or appropriate, to retain a search firm to be used to identify director candidates. The Committee shall have sole authority to retain and terminate any such search firm, including sole authority to approve the firm’s fees and other retention terms. The Committee shall also have authority, to the extent it deems necessary or appropriate, to retain other advisors. The Company will provide for appropriate funding, as determined by the Committee, for payment of compensation to any search firm or other advisors employed by the Committee and for ordinary expenses of the Committee.

E-1

Reports:    The chairman of the Nominating & Corporate Governance Committee (or in his or her absence such other Committee members as the Committee may select) shall report on behalf of the Committee to the full Board at each regularly scheduled meeting with respect to any action taken by the Committee if any meetings of the Committee have been held (or action otherwise taken) since the date of the previous Board meeting. The minutes of meetings held or other record of action taken may be submitted to the Board of Directors for review in lieu of any such report.

E-2

APPENDIX

HUMANA INC.

500 WEST MAIN STREET

27TH FLOOR

LOUISVILLE, KENTUCKY 40202

YOUR VOTE IS IMPORTANT

VOTE BY TELEPHONE OR INTERNET OR MAIL

Humana Inc. encourages you to take advantage of two cost-effective and convenient ways to vote.

You may vote your proxy 24 hours a day, 7 days a week, using either a touch-tone telephone or through the Internet. Your TELEPHONE OR INTERNET VOTE MUST BE RECEIVED BY 11:59 p.m. NEW YORK TIME ON APRIL 21, 2004.

Your telephone or Internet vote authorizes the Proxies named on the proxy card to vote in the same manner as if you marked, signed, and returned your proxy card.

VOTE BY TELEPHONE:	ON A TOUCH-TONE TELEPHONE DIAL 1-800-690-6903 FROM THE U.S. AND CANADA. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY INTERNET:	ACCESS THE INTERNET VOTING SITE AT WWW. PROXYVOTE.COM

Click the “PROXY VOTING” icon — Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL:	Mark, sign and date your proxy card and return it in the postage-paid envelope. If you mail your proxy card, we must receive it before 10:00 a.m. EDT on Wednesday, April 21, 2004, the day before the Annual Meeting. PLEASE DO NOT MAIL YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR THE INTERNET.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HUMANA INC.

The Board of Directors recommends a vote FOR the following proposal:

Vote On Directors

1.	The election of (01) David A. Jones, (02) David A. Jones, Jr., (03) Frank A. D’Amelio, (04) Michael E. Gellert, (05) John R. Hall, (06) Kurt J. Hilzinger, (07) Michael B. McCallister, (08) W. Ann Reynolds, Ph.D., as Directors except as indicated to the right.	For All	Withhold All	For All Except
		☐	☐	☐

To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.

At their discretion, the Proxies are authorized to vote upon any other matters as may come before the Annual Meeting.

Signatures of stockholders should correspond exactly with the names shown on this proxy card. Attorneys, trustees, executors, administrators, guardians and others signing in a representative capacity should designate their full titles. When Shares of Company Common Stock are held by joint tenants, both should sign. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by an authorized person.

If you have a change of address and/or comments, please mark the box and note such on the reverse side. ☐

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE.

[	]	[	]
Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date

[REVERSE SIDE OF CARD]

HUMANA INC.

ANNUAL MEETING OF STOCKHOLDERS

Thursday, APRIL 22, 2004

10:00 A.M., EDT

HUMANA BUILDING

25th FLOOR AUDITORIUM

500 WEST MAIN STREET

LOUISVILLE, KENTUCKY 40202

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR 2004 ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints David A. Jones and Michael B. McCallister, and each of them, their attorneys and agents, with full power of substitution to vote as Proxy for the undersigned, as herein stated, at the Annual Meeting of Stockholders of Humana Inc. (the Annual Meeting) to be held in the Auditorium on the 25th Floor of the Humana Building, 500 West Main Street, Louisville, Kentucky on Thursday, the 22nd day of April, 2004 at 10:00 a.m., EDT and at any postponements or adjournments thereof, according to the number of votes the undersigned would be entitled to vote on the proposals set forth on the reverse side if personally present.

THE SHARES OF COMMON STOCK COVERED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF DIRECTORS.

The undersigned hereby revokes any proxy heretofore given to vote or act with respect to the Annual Meeting.

Change of Address and/or Comments:

(If you noted any Change of Address and/or Comments above, please mark corresponding box on the reverse side.)

(SEE REVERSE SIDE TO VOTE)